Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	McEwen Mining Inc.

Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/16/2024

Reporting Entity ESTMA Identification Number	E340607

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E254602 McEwen Mining - Minera Andes Acquisition Corp., E480475 Lexam VG Gold Inc.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Perry Ing	Date	5/16/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	McEwen Mining Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E340607
Subsidiary Reporting Entities (if necessary)	E254602 McEwen Mining - Minera Andes Acquisition Corp., E480475 Lexam VG Gold Inc.
Payments by Payee
Country	Payee Name(1)	Departments, Agency, etc… within Payee that Received Payments(2)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes(3)
United States of America	The Municipality of Eureka		560,000	-	-	-	-	-	-	560,000	- Taxes and fees paid to Eureka County, in U.S. Dollars.
United States of America	The State of Nevada		630,000	-	-	-	-	-	-	630,000	- Taxes and fees paid to the State of Nevada, in U.S. Dollars.
United States of America	The State of Nevada	US Department of Interior-Bureau of Land Management	-	-	880,000	-	-	-	-	880,000	- Taxes and fees paid to Eureka County, in U.S. Dollars.
Canada	First Nation Band Government - Wahgoshig First Nations		-	-	170,000	-	-	-	-	170,000	- Fees paid to Wahgoshig First Nations in Canadian dollars. - Canadian dollar is converted to U.S. Dollar using the 2023 annual average rate (1 CDN$ = 0.7410 USD$).
Canada	The Municipality of Black River	Black River Matheson	190,000	-	-	-	-	-	-	190,000	- Fees paid to Wahgoshig First Nations in Canadian dollars. - Canadian dollar is converted to U.S. Dollar using the 2023 annual average rate (1 CDN$ = 0.7410 USD$).
Mexico	Federal Government of Mexico	Treasury of the Federation	850,000	-	870,000	-	-	-	-	1,720,000	- Fees and Taxes paid to the Treasury of the Federation in Mexican Peso. - Mexican Peso converted to U.S. Dollar using the 2023 annual average rate (1 MXP$ = 0.05646 USD$).
Additional Notes(3):	- All reported payments have been rounded to the nearest USD$10,000
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	McEwen Mining Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E340607
Subsidiary Reporting Entities (if necessary)	E254602 McEwen Mining - Minera Andes Acquisition Corp., E480475 Lexam VG Gold Inc.
Payments by Project
Country	Project Name(1)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes(2)(3)
Canada	Black Fox Complex	190,000	-	170,000	-	-	-	-	360,000	- Taxes and fees paid in Canadian dollars. - Canadian dollar is converted to U.S. Dollar using the 2023 annual average rate (1 CDN$ = 0.7410 USD$).
United States of America	Gold Bar 306	1,190,000	-	60,000	-	-	-	-	1,250,000	- Fees paid are in U.S. Dollars.
United States of America	Gold Bar 307	-	-	410,000	-	-	-	-	410,000	- Fees paid are in U.S. Dollars.
United States of America	Gold Bar South 317	-	-	30,000	-	-	-	-	30,000	- Fees paid are in U.S. Dollars.
United States of America	Tonkin 101	-	-	230,000	-	-	-	-	230,000	- Fees paid are in U.S. Dollars.
United States of America	Cornerstone 207	-	-	10,000	-	-	-	-	10,000	- Fees paid are in U.S. Dollars.
United States of America	Slaven Canyon 313	-	-	10,000	-	-	-	-	10,000	- Fees paid are in U.S. Dollars.
United States of America	South Midas 315	-	-	20,000	-	-	-	-	20,000	- Fees paid are in U.S. Dollars.
United States of America	New Pass 310	-	-	20,000	-	-	-	-	20,000	- Fees paid are in U.S. Dollars.
United States of America	Elder Creek: East Marigold 215	-	-	10,000	-	-	-	-	10,000	- Fees paid are in U.S. Dollars.
United States of America	Elder Creek: BMX Humboldt/Lander 202	-	-	80,000	-	-	-	-	80,000	- Fees paid are in U.S. Dollars.
Mexico	Fenix	850,000	-	870,000	-	-	-	-	1,720,000	- Fees and Taxes paid to the Treasury of the Federation in Mexican Peso. - Mexican Peso converted to U.S. Dollar using the 2023 annual average rate (1 MXP$ = 0.05646 USD$).
Additional Notes(3):	- All reported payments have been rounded to the nearest USD$10,000
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.